Exhibit 5.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

January 22, 2020

Board of Directors

Cambridge Bancorp

1336 Massachusetts Avenue

Cambridge, MA 02138

Ladies and Gentlemen:

We are acting as counsel to Cambridge Bancorp, a Massachusetts corporation (the “Company”), in connection with its registration statement on Form S-4 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offering of up to 1,477,645 shares of common stock, par value $1.00 per share of the Company (the “Shares”), in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of December 5, 2019 (the “Merger Agreement”), by and among the Company, Cambridge Trust Company, a Massachusetts-chartered trust company, which is a commercial bank, Wellesley Bancorp, Inc., a Maryland corporation, and Wellesley Bank, a Massachusetts-chartered bank. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinion hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the applicable provisions of the Massachusetts Business Corporation Act, as amended. We express no opinion herein as to any other statutes, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) effectiveness of the merger pursuant to the Merger Agreement and (iii) issuance of the Shares in accordance with the terms and conditions of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia. “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in: Alicante   Amsterdam   Baltimore   Beijing   Birmingham Boston   Brussels   Colorado Springs Denver   Dubai   Dusseldorf   Frankfurt   Hamburg   Hanoi   Ho Chi Minh City   Hong Kong   Houston Johannesburg   London   Los Angeles   Luxembourg   Madrid   Mexico City   Miami   Milan   Minneapolis   Monterrey   Moscow   Munich   New York Northern Virginia   Paris   Perth   Philadelphia   Rome   San Francisco   São Paulo   Shanghai   Silicon Valley   Singapore   Sydney   Tokyo   Warsaw Washington, D.C.   Associated Offices:   Budapest   Jakarta   Riyadh   Shanghai FTZ   Ulaanbaatar Zagreb.   Business Service Centers:   Johannesburg Louisville.   Legal Services Center:   Berlin. For more information see www.hoganlovells.com

Cambridge Bancorp	- 2 -	January 22, 2020

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP